ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

FISCAL YEAR-END 09/30/2011

Calvert Social Investment Fund

Calvert World Values Fund, Inc.

Calvert Cash Reserves

Calvert Social Index Series, Inc.

The Calvert Fund

Calvert Impact Fund, Inc.

Calvert SAGE Fund, Inc.

Calvert Asset Management Company, Inc. (“Calvert” or the “Advisor”) (to be named Calvert Investment Management, Inc. after April 30, 2011) is the investment advisor to the above-referenced registered investment companies (Funds). Calvert has agreed, with the respective Funds, to contractually limit (direct/ or direct ordinary) net annual fund operating expenses of the Funds through January 31, 2012, as follows. This expense limitation does not limit the Acquired fund fees and expenses incurred by a shareholder. Under the terms of the contractual expense limitation, operating expenses do not include interest expense, brokerage commissions, extraordinary expenses, performance fee adjustments, and taxes. To the extent any expense offset arrangement reduces Fund expenses, Calvert's obligation under this agreement is reduced and Calvert shall also benefit from the expense offset arrangement. The below figures are expressed as a percentage of average net assets.

	Single Class	Class A	Class B	Class C	Class I	Class Y	Class R
Calvert Social Investment Fund [1]
Calvert Money Market Portfolio	0.875%
Calvert Balanced Portfolio					0.72%
Calvert Equity Portfolio						0.96%
Calvert Bond Portfolio						0.92%
Calvert Enhanced Equity Portfolio		--		--	0.81%
Calvert Conservative Allocation Fund		0.44%		2.00%
Calvert Moderate Allocation Fund		0.80%		2.00%	0.23%
Calvert Aggressive Allocation Fund		0.43%		2.00%	0.23%

	Single Class	Class A	Class B	Class C	Class I	Class Y	Class R
Calvert World Values Fund [2]
Calvert International Equity Fund		--	--	--	1.10%	1.39%
Calvert Capital Accumulation Fund		1.59%	--	2.59%	0.86%	1.44%
Calvert International Opportunities Fund		1.66%	--	2.50%	1.20%	1.41%

Calvert Cash Reserves
Institutional Prime Fund					0.40%

Calvert Social Index Series, Inc. [3]
Calvert Social Index Fund		0.75%	1.75%	1.75%	0.21%

The Calvert Fund [4]
Calvert Income Fund					0.84%	1.09%	1.47%
Calvert Short Duration Income Fund		1.08%	--	--	0.75%	0.95%
Calvert Government Fund		1.04%		2.04%
Calvert Short-Term Government Fund		0.98%			0.73%
Calvert High Yield Bond Fund		1.65%			1.40%
Calvert Long- Term Income Fund		1.25%
Calvert Ultra-Short Income Fund		0.89%			0.84%

[1] Calvert has further agreed to contractually limit direct ordinary operating expenses for Calvert Moderate Allocation Fund Class I and Calvert Aggressive Allocation Fund Class I to 1.00% (through January 31, 2020). Calvert has also further agreed to contractually limit direct net annual fund operating expenses for Calvert Equity Portfolio Class Y and Calvert Bond Portfolio Class Y to 3.00% (through January 31, 2020).

[2] Calvert has agreed to contractually limit direct net annual fund operating expenses for Calvert Capital Accumulation Fund Class A to 1.59%, Class C to 2.59%, Class I to 0.86%, and Class Y to 1.44% (through January 31, 2013). Calvert has further agreed to contractually limit direct net annual fund operating expenses for International Equity Fund Class Y and Calvert International Opportunities Fund Class Y to 3.00% (through January 31, 2020).

[3] Calvert has further agreed to contractually limit direct net annual fund operating expenses of Calvert Social Index Fund Class I to 0.21% (through January 31, 2016).

4 Calvert has further agreed to contractually limit direct net operating expenses for Calvert Government Fund Class C to 5.00% (through January 31, 2020).

	Single Class	Class A	Class B	Class C	Class I	Class Y	Class R

Calvert Impact Fund, Inc. [5]
Calvert Large Cap Growth Fund		1.50%	2.50%	2.50%	0.90%	1.25%
Calvert Small Cap Value Fund		1.69%	3.19%	2.69%	0.92%
Calvert Global Alternative Energy Fund		1.85%		2.85%	1.40%
Calvert Global Water Fund		1.85%		2.85%		1.60%

Calvert SAGE Fund, Inc. [6]
Calvert Large Cap Value Fund		1.23%		2.35%		0.98%

For Funds:	/s/William M. Tartikoff	For Calvert:	/s/ Ronald M. Wolfsheimer
	William M. Tartikoff,		Ronald M. Wolfsheimer,
	Vice President and Secretary		Senior Vice President and Chief Financial and Administrative Officer

	Date: January 31, 2011		Date: January 31, 2011

5 Calvert has agreed to contractually limit direct net operating expenses for Calvert Small Cap Fund Class A to 1.69%, Class B to 3.19%, Class C to 2.69%, and Class I to 0.92% (through January 31, 2013). Calvert has further agreed to contractually limit direct net annual fund operating expenses for Calvert Large Cap Growth Fund Class Y and Calvert Global Water Fund Class Y to 3.00% (through January 31, 2020). The contractual expense cap for Calvert Large Cap Growth Fund is exclusive of any performance fee adjustments.

6 Calvert has further agreed to contractually limit direct net operating expenses for Calvert Large Cap Value Fund Class Y to 3.00% (through January 31, 2020).